UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 14, 2013, the Board of Directors (the “Board”) of Multi-Fineline Electronix, Inc. (the “Company”) elected James M. McCluney as a Class I director, to fill a vacancy created by a director resignation in March 2013. It is not currently expected that Mr. McCluney will be appointed to any committee of the Board at this time.

As a non-employee director of the Company, Mr. McCluney is eligible to receive compensation in accordance with the Company’s non-employee director compensation practices described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 17, 2013. In addition, in keeping with the Board’s current practice of stock grants to directors, on August 14, 2013, the Board made a discretionary grant of restricted stock units to Mr. McCluney equal to 1,272 shares.

The Company issued a press release regarding the appointment of Mr. McCluney to the Board on August 14, 2013. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued August 14, 2013, announcing appointment of James McCluney to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 14, 2013	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Thomas Liguori
Thomas Liguori
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued August 14, 2013, announcing appointment of James McCluney to the Board.

4